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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-109876, 333-111512, and 333-119750) of World Heart Corporation of our report dated March 11, 2005 relating to the financial statements which appear in this Annual Report on Form 10-KSB/A.

/s/ PRICEWATERHOUSECOOPERS LLP
Ottawa, Canada
June 20, 2005

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CONSENT OF INDEPENDENT ACCOUNTANTS